UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 29, 2008

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121-7050

801-736-5600

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01               ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.01 is incorporated into Item 2.01 below.

Item 2.01               COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 29, 2008 (the “Closing Date”), Mrs. Fields Famous Brands, LLC (“Mrs. Fields”) and its wholly-owned subsidiaries, Great American Cookie Company Franchising, LLC (“GACCF”) and Great American Manufacturing, LLC (“GAM,” and collectively with GACCF, the “Sellers”), completed the sale of substantially all of the assets of the Sellers pursuant to an asset purchase agreement (the “Agreement”) with NexCen Brands, Inc., through its wholly-owned subsidiary, NexCen Asset Acquisition, LLC (collectively, “NexCen”), for a total purchase price of approximately $93.6 million (the “Transaction”).  The purchase price, which is subject to a typical working capital adjustment as set forth in the Agreement, consisted of $89.0 million in cash and 1,099,290 shares of NexCen Brands, Inc. common stock (the “Shares”).

Calculated using a valuation of $4.23 per Share, the Shares were valued at the Closing Date at approximately $4.65 million and were deposited by NexCen into an escrow account subject to an escrow agreement (the “Escrow Agreement”) to indemnify NexCen for certain claims that may be made under the Agreement for a period ending nine months from the Closing Date.  Additionally, Mrs. Fields was required to pay $6.7 million of the Transaction proceeds to certain of GACCF’s franchisees at the closing, in satisfaction of rights they held in connection with the sale of the Great American Cookie Company franchise system, as described in a Settlement and Release Agreement (the “Release”) signed as of the Closing Date, by and among such franchisees, NexCen Brands, Inc., GACCF, Mrs. Fields, and Mrs. Fields’ Original Cookies, Inc.  Copies of the Agreement, the Escrow Agreement and the Release are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are incorporated herein by reference.

The Transaction proceeds have been pledged to The Bank of New York to the extent required by the Indenture dated March 16, 2004, attached as Exhibit 4.2 to Mrs. Fields’ Registration Statement on Form S-4/A (the “Registration Statement”) filed with the Securities and Exchange Commission on July 2, 2004 (the “Indenture”).

Under the Agreement, NexCen acquired substantially all of the assets related to GACCF’s franchise system and GAM’s manufacturing business, including its batter facility in Atlanta, Georgia, inventory, fixed assets, trademarks, trade names and other intellectual property, franchise agreements, license agreements, certain supply and distribution and other vendor contracts, goodwill and other intangibles.  As of the Closing Date, GACCF had a network of approximately 300 franchised and licensed units.  The parties made customary representations, warranties and indemnities that are typical for and consistent with a transaction of this size and scope, although the Agreement restricts the parties’ rights to seek indemnification from the other party for certain breaches or misrepresentations, and the aggregate liability of NexCen, on the one hand, and the Sellers and Mrs. Fields, on the other hand, is limited to the final purchase price paid under the Agreement.

At the Closing Date, NexCen and Mrs. Fields also entered into a Transition Services Agreement, attached hereto as Exhibit 10.4 and incorporated herein by reference, to facilitate the transition of the Sellers’ businesses and assets to NexCen.

The Sellers also entered into a Voting Agreement, attached hereto as Exhibit 10.5 and incorporated herein by reference,  pursuant to which the Sellers agreed to vote all Shares owned by them in favor of matters recommended or approved by the Board of Directors of NexCen Brands, Inc., or, if such matters are neither recommended nor approved by the Board of Directors of NexCen Brands, Inc., then at the direction of the Board of Directors of NexCen Brands, Inc., in respect of all matters for which stockholder approval is sought or required.  The Voting Agreement terminates automatically upon the sale, transfer or other disposition of all Shares held by the Sellers to persons or entities that are not Affiliates, in compliance with terms of the Voting Agreement.

In addition, the Sellers entered into a Registration Rights Agreement with NexCen Brands, Inc., attached hereto as Exhibit 10.6 and incorporated herein by reference, pursuant to which the Sellers were granted customary registration rights, obligating NexCen Brands, Inc. to use its best efforts to file registration statements covering the Shares.

Pursuant to the Indenture, Mrs. Fields may reinvest the proceeds from the Transaction in its remaining businesses, including completing potential acquisitions aligned with its core business strategies.  Mrs. Fields intends to reinvest the proceeds in such a manner and will continue to work with Blackstone Advisory Services to explore reinvestment options.  If such proceeds have not been reinvested within 360 days of the Transaction, the Indenture further provides that Mrs. Fields complete a pro rata net proceeds offer to Mrs. Fields’ existing bondholders to repurchase bonds at par.  However, it is unclear how much, if any, of the proceeds will be available at the time a pro rata offer is required.

Pursuant to the Tax Allocation Agreement dated March 16, 2004, attached as Exhibit 10.15 to Mrs. Fields’ Registration Statement, Mrs. Fields expects to make distributions to its parent entities, Mrs. Fields’ Companies, Inc. and/or Mrs. Fields’ Original Cookies, Inc. (“MFOC”), in the amount of approximately $3.9 million as a result of federal and state tax liabilities arising from the Transaction.  Since MFOC’s remaining net operating losses will largely be depleted in connection with this sale, other events are likely to occur during 2008, including potential future sales of Mrs. Fields’ assets, which will require distributions to its parent entities for resulting tax obligations.

Mrs. Fields cannot be certain that the cash currently on hand and expected future cash flows from operations will be sufficient to meet its March 2009 interest payment.  Mrs. Fields is pursuing various actions to improve its liquidity, financial condition and results of operations.  These actions include, but are not limited to, the following:

•                  staff changes and investment initiatives to reduce costs and improve revenues;

•                  possible reinvestment of net proceeds from the sale of the Pretzel and the Great American Cookie businesses into higher yielding assets; and

•                  raising of additional equity capital.

Mrs. Fields and its major shareholder will continue to work with Blackstone Advisory Services to assist in reviewing Mrs. Fields’ alternatives as part of its strategic review process.

Failure of these actions to improve Mrs. Fields’ financial condition and operational performance may result in its inability to meet its March 2009 interest payment.  Failure to make the payment could have a material adverse impact on Mrs. Fields’ future operations and carrying value of assets.  There can be no assurance that the planned actions will be successful or that Mrs. Fields’ financial position will improve, absent successful execution of some or all of the actions being considered.

The foregoing descriptions of the Indenture and Tax Allocation Agreement, as well as the Agreement, Escrow Agreement, Release, Transition Services Agreement, Registration Rights Agreement and Voting Agreement (the “Transaction Documents”) are qualified in their entirety by reference to the full text of the respective agreements.  The Transaction Documents are modified by any applicable attachments, exhibits and underlying disclosure schedules, which may not be included herein in their full or final form.

 Item 9.01 Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)          Exhibits

Exhibit No.	Description

10.1

Asset Purchase Agreement, dated January 29, 2008, by and among NexCen Asset Acquisition, LLC, NexCen Brands, Inc., Great American Cookie Company Franchising, LLC, Great American Manufacturing, LLC, and Mrs. Fields Famous Brands, LLC

10.2

Escrow Agreement, dated January 29, 2008, by and among NexCen Asset Acquisition, LLC, NexCen Brands, Inc., Great American Cookie Company Franchising, LLC, Great American Manufacturing, LLC and Wilmington Trust Company, as escrow agent

10.3

Settlement and Release Agreement dated as of January 29, 2008, by and among NexCen Brands, Inc., Great American Cookie Company Franchising, LLC, Mrs. Fields Famous Brands, LLC, Mrs. Fields’ Original Cookies, Inc. and certain franchisees of GACCF that are signatories thereto

10.4	Transition Services Agreement dated January 29, 2008, between Mrs. Fields Famous Brands, LLC and NexCen Brands, Inc.

10.5	Voting Agreement, dated January 29, 2008, by and among NexCen Brands, Inc., Great American Cookie Company Franchising, LLC and Great American Manufacturing, LLC

10.6	Registration Rights Agreement, dated January 29, 2008, by and among NexCen Brands, Inc., Great American Cookie Company Franchising, LLC and Great American Manufacturing, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and Chief Legal Officer

Date:   January 30, 2008

EXHIBIT INDEX:

Exhibit No.	Description

10.1

Asset Purchase Agreement, dated January 29, 2008, by and among NexCen Asset Acquisition, LLC, NexCen Brands, Inc., Great American Cookie Company Franchising, LLC, Great American Manufacturing, LLC, and Mrs. Fields Famous Brands, LLC

10.2

Escrow Agreement, dated January 29, 2008, by and among NexCen Asset Acquisition, LLC, NexCen Brands, Inc., Great American Cookie Company Franchising, LLC, Great American Manufacturing, LLC and Wilmington Trust Company, as escrow agent

10.3

Settlement and Release Agreement dated as of January 29, 2008, by and among NexCen Brands, Inc., Great American Cookie Company Franchising, LLC, Mrs. Fields Famous Brands, LLC, Mrs. Fields’ Original Cookies, Inc. and certain franchisees of GACCF that are signatories thereto

10.4	Transition Services Agreement dated January 29, 2008, between Mrs. Fields Famous Brands, LLC and NexCen Brands, Inc.

10.5	Voting Agreement, dated January 29, 2008, by and among NexCen Brands, Inc., Great American Cookie Company Franchising, LLC and Great American Manufacturing, LLC

10.6	Registration Rights Agreement, dated January 29, 2008, by and among NexCen Brands, Inc., Great American Cookie Company Franchising, LLC and Great American Manufacturing, LLC